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                                                                    EXHIBIT 10.6

                           NON-COMPETITION AGREEMENT


     This NON-COMPETITION AGREEMENT, dated as of            , 1996 (this
"Agreement"), is entered into by and among GENESIS ENERGY, L.P., a Delaware limited partnership ("Genesis MLP"), GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP"), SALOMON INC, a Delaware corporation ("Salomon"), BASIS PETROLEUM, INC., a Texas corporation ("Basis"), and HOWELL CORPORATION, a Delaware corporation ("Howell").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to consummate the transactions contemplated by the Genesis MLP Partnership Agreement (as hereinafter defined) and the Genesis OLP Partnership Agreement (as hereinafter defined), the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     SECTION 1.1. Terms Defined Herein. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Non-Competition Agreement, as it may be amended, supplemented or restated from time to time.

     "General Partner" means Genesis Energy, LLC unless and until Genesis Energy, LLC has transferred its general partner interests in Genesis MLP and Genesis OLP in compliance with the requirements of the Genesis MLP Partnership Agreement and the Genesis OLP Partnership Agreement, and thereafter shall mean the transferee of such General Partner Interest.

     "Genesis MLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., dated as of _______, 1996, as it may be amended, supplemented or restated from time to time.

     "Genesis OLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P., dated as of __________, 1996, as it may be amended, supplemented or restated from time to time.
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     "Group Member" means a member of the Partnership Group.

     "Partnership Group" means Genesis MLP, Genesis OLP and any other Subsidiary of Genesis MLP, treated as a single consolidated entity.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Restricted Party" has the meaning assigned to such term in Section 2.1(a).

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of such partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.


                                   ARTICLE 2
                            COVENANT NOT TO COMPETE
                            -----------------------

     SECTION 2.1. Outside Activities. (a) During the period commencing on the Closing Date and ending on the tenth anniversary of the Closing Date, each of Salomon, Basis and Howell and their respective Subsidiaries (other than a Group Member) (each, a "Restricted Party") shall not engage in the business of (i) crude oil gathering at the wellhead in the states of Alabama, Florida, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma or Texas, or any states contiguous to such states or (ii) transporting for third parties crude oil by pipeline along the routes of the crude oil pipelines owned by the Partnership Group as of the Closing Date; provided, however, that notwithstanding the foregoing, (A) a Restricted Party will not be restricted from any activity incidental to its refinery operations so long as such activities are not substantially in competition with the lease gathering operations of the Partnership Group, (B) the restrictions set forth in this Section 2.1(a) will not prevent a Restricted Party from entering into joint ventures or strategic alliances with a Group Member, (C) the restrictions set forth in this Section 2.1(a) will not apply to purchases of crude oil for feedstock supply for Howell's research and reference fuels business, and

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(D) if Salomon, Basis or Howell sells or otherwise disposes of its entire interest (direct and indirect) in the General Partner to a Person that is not an Affiliate of the Person making such sale or disposition, the restrictions set forth in this Section 2.1(a) shall no longer apply to the Person making such sale or disposition or its Subsidiaries.

          (b) Except as specifically provided in Section 2.1(a), it is understood that there is no restriction upon any of the Restricted Parties with respect to engaging in any of the activities conducted by the Partnership Group, even if in direct competition with the Partnership Group, and none of the Restricted Parties will have an obligation pursuant to this Agreement or otherwise to present business opportunities to the Partnership Group.


                                   ARTICLE 3
                                 MISCELLANEOUS
                                 -------------

     SECTION 3.1. Headings. All Article or Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     SECTION 3.2. Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     SECTION 3.3. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     SECTION 3.4. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

     SECTION 3.5. Amendments and Waivers. The parties hereto, by mutual agreement in writing, may amend, modify or supplement this Agreement; provided, however, that Genesis MLP and Genesis OLP may not agree to any amendment, modification or supplement of this Agreement unless such amendment, modification or supplement is approved by the Audit Committee of the General Partner.

     SECTION 3.6. Enforcement. The Restricted Parties agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the Restricted Parties of the covenants and agreements set forth in
Section 2.1, and that any breach by the Restricted Parties of the covenants and agreements set forth in Section 2.1 would result in irreparable injury

                                      -3-
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to the Partnership Group.  The Restricted Parties further agree and acknowledge that any Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the Restricted Parties from such breach, and consent to the issuance of injunctive relief hereunder.

     SECTION 3.7. Severability. In the event that any provision contained in this Agreement shall, for any reason, be judicially declared to be invalid, illegal, unenforceable or void in any respect, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so declared to be invalid, illegal, unenforceable or void in any respect will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part had never been included herein.

          SECTION 3.9 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile transmission or by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to Salomon:

              Salomon Inc
              Seven World Trade Center
              New York, New York  10048
              Attention: Managing Director
              Fax No.: (212) 783-3219

          If to Basis:

              Basis Petroleum, Inc.
              500 Dallas, Suite 3200
              Houston, Texas 77002
              Attention: President
                 with a copy to General Counsel
              Fax No.: (713) 646-5278

          If to Howell:

              Howell Corporation
              1111 Fannin, Suite 1500
              Houston, Texas 77002
              Attention: Robert T. Moffett
              Fax No.: (713) 658-4007

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          If to the Partnership Group:

              Genesis Energy L.P.
              Genesis Crude Oil, L.P.
              c/o Genesis Energy, L.L.C.
              500 Dallas, Suite 3200
              Houston, Texas 77002
              Attention: President
                  with a copy to General Counsel
               Fax No.:

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or sent after mailing thereof.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                    GENESIS ENERGY, L.P.


                                    By:  GENESIS ENERGY, L.L.C., general partner


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    GENESIS CRUDE OIL, L. P.


                                    By:  GENESIS ENERGY, L.L.C., general partner


                                    By:_________________________________________
                                       Name
                                       Title:


                                    SALOMON INC


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    BASIS PETROLEUM, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:


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                                    HOWELL CORPORATION


                                    By:_________________________________________
                                       Name:
                                       Title:


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